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                                                  EXHIBIT 21.1

                                              LIST OF SUBSIDIARIES



                             ALTERNATE ENERGY HOLDINGS, INC., A NEVADA CORPORATION
                    1                                         l                                  1
    Idaho Energy Complex Corporation,            International Reactors, Inc.          Energy Neutral, Inc.,
          An Idaho Corporation                       A Nevada Corporation               An Idaho Corporation
                  100%                                       100%                               100%
                    1
     Reactor Land Development, LLC,
  A Delaware Limited Liability Company
                   99%
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